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                                  EXHIBIT 23.1

                                       TO

                                    FORM 8-K

                                       FOR

                                AMX CORPORATION


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                                                                   EXHIBIT 23.1



                           CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-02202) pertaining to the AMX Corporation 1996 Employee Stock Purchase Plan, the AMX Corporation 1995 Director Stock Option Plan, the AMX Corporation 1995 Stock Option Plan, and the AMX Corporation 1993 Stock Option Plan of our report dated April 19, 1996 with respect to the financial statements of SPS International, Inc. dba AudioEase, Inc. as of and for the year ended August 31, 1995 included in this Report on Form 8-K.



                                             ERNST & YOUNG LLP



Dallas, Texas
May 29, 1996